Exhibit 10.3

Dated 20 December 2012
Vu1 CORPORATION (as the Assignor) and VENTURE CAPITAL (EUROPE) LIMITED (as the Assignee)
DEED OF ASSIGNMENT OF DEBTS AND RELATED RIGHTS
THIS IS AN IMPORTANT DOCUMENT AND IF YOU SIGN IT YOU WILL BE LEGALLY BOUND. WE STRONGLY RECOMMEND YOU TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING THIS DOCUMENT
EXECUTION [ ]12/20/12

THIS DEED OF ASSIGNMENT is made the 20th December 2012

BETWEEN

(1)
Vu1 CORPORATION incorporated and registered in California whose registered office is at 469 Seventh Avenue, Suite 356, New York, NY 10018-7605 (the Assignor, which expression includes her successors-in-title and permitted assigns).

(2)
VENTURE CAPITAL (EUROPE) LIMITED incorporated and registered in England and Wales with company number (07877668) whose registered office is at 6-8 Underwood Street, London N17JQ (the Assignee, which expression includes its successors-in-title and permitted assigns).

RECITALS

(A)
The Lenders have agreed pursuant to the Loan Agreement dated on or about the date hereof to provide the Borrower with loan facilities. This assignment provides an assignment of the ownership of the Bulbs and the Debts form the sale of the Bulbs for the loan facilities under the Loan Agreement.

(B)
In consideration of the Lenders having made the Loan available to the Assignor, the Assignor pursuant to this Deed, agrees to assign to the Assignee all of it’s right. title and interest in the Bulbs and Debts whatsoever, whether present or future from the sale of the Bulbs (including all associated rights without limitation) pursuant to the terms of this Deed

OPERATIVE PART

1.	DEFINITIONS AND INTERPRETATION

1.1              Definitions.

The definitions in this clause apply in this Deed unless the context otherwise requires;

Bulbs means the 10,000 (ten thousand) R30 bulbs to be manufactured by Huayi Lighting on behalf of the Assignor using the Assignor’s ESL patented technology and paid for using the $420,000 (four hundred and twenty thousand dollars) share investment received on or about the date hereof from the Lenders;

Business Day means a day (other than a Saturday or Sunday) on which banks open for general business in London.

Customer means any customer or purchaser of the Bulbs from the Assignor;

Debts means any income or related right relating to the sale of the Bulbs whatsoever whether existing, present or future limited to the sum due to the Lenders pursuant to the Loan Agreement;

Lenders means Venture Capital (Europe) Limited; Taylor Earnshaw Limited; Moors Consulting Limited; Eric Leese and Christopher Wotton;

Loan means the sum of $100,000 (one hundred thousand dollars) advanced or to be advanced to the Assignor by the Lenders pursuant to the Loan Agreement dated on or about the date hereof;

Notice means any notice of assignment under S136 of the Law of Property Act 1925 to any third party as necessary of the assignment of the Bulbs and Debts from the Assignor to the Assignee;

Loan Agreement means the agreement dated on or about the date hereof entered into between (1) the Lenders and (2) the Assignor and (3) the Security Trustee;

Warranties mean the warranties given by the Assignor to the Assignee pursuant to the terms of this Deed.

1.2	Interpretation

In this Deed, unless the context otherwise requires:

each reference to this Deed or any other agreement or instrument is a reference to this Deed or such other agreement or instrument as amended, novated, replaced, restated, supplemented or varied from time to time;

each reference to a provision of law is a reference to that provision as amended, replaced or re-enacted from time to time;

any grant of rights for full title guarantee shall be deemed to contain all of the covenants and warranties implied in respect of any conveyance with full title guarantee pursuant to section 1(2) of the Law of Property (Miscellaneous Provisions) Act 1994;

each reference to a Clause or Schedule is a reference to a Clause or Schedule of this Deed;

words importing one gender will be treated as importing any gender;

words in the singular include the plural and in the plural include the singular;

clause, schedule and paragraph headings shall not affect the interpretation of this Deed;

a reference to any person includes that person’s successors and (in the case of the Assignee only) its permitted assignees and transferees;

a reference to any person is to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any agency of a state, whether or not a separate legal entity;

    where the Assignors consists of two or more persons:

such expression shall in this Deed mean and include such two or more persons and each of them or (as the context may require) any of them;

all charges, assignments, covenants, agreements, undertakings, representations, warranties, obligations and liabilities expressed or implied on the part of the Assignors in this Deed shall be deemed to be the joint and several charges, assignments, covenants, agreements, undertakings, representations, warranties, obligations and liabilities of such persons;

each such person shall be bound by this Deed even if any other of them intended or expressed to be bound by it is not so bound for any reason; and

the Assignee may release or discharge any one or more of them from all or any liability or obligation under this Deed or may make any arrangement or composition with any such person without thereby releasing any other or others of them or otherwise prejudicing its rights under this Deed or otherwise; and

the words “include”, “including”, “in particular” and any similar expression shall not be construed as implying any limitation, and general words introduced by “other”, “otherwise” or any similar expression will not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class, of acts, matters or things.

2.	ASSIGNMENT

2.1
In consideration of the provision of the Loan from the Lenders to the Assignor, the Assignor to the extent of its right, title, benefit and interest therein in the Bulbs and the Debts, whatsoever present and future hereby irrevocably assigns to the Assignee with full title guarantee:

2.1.1	the Bulbs;

2.1.2	the Debts; and

2.1.3	any other rights relating to the Bulbs and Debts.

2.2
No further action shall need to be taken to transfer ownership of the Bulbs and Debts from the Assignor to the Assignee save that the Assignor shall procure that all customers of the Bulbs pay the proceeds of sale of the Bulbs directly to the Assignee into the Assignee’s account with HSBC Bank plc; Account Number 21642553 Sort code 4011-20 (or such other account details as provided by the Assignee) or upon sale of the Bulbs and collection of the Debts from customers of the Assignor immediately account to the Assignee for the Debts paid into any account details of which are supplied by the Assignee.

2.3
The rights under the assigned Bulbs and Debts include the rights without limitation to bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of the Debts, whether occurring before, on, or after the date of this Deed.

3.	PROCEEDINGS

The Assignor agrees and undertakes to provide to the Assignee (at the Assignee’s request and at the expense of the Assignor) all reasonable assistance with any proceedings or other costs claims or action, which may be brought by the Assignee in respect of the Bulbs and Debts.

4.	WARRANTIES

4.1	In respect of the Bulbs and Debts, the Assignor represents and warrants to the extent of its right, title and interest in the Bulbs and Debts that:

4.1.1	it is or will become absolutely the sole legal and beneficial owner of, and own all the rights and interest in, the Bulbs and Debts;

4.1.2	has not assigned any rights in or to the Bulbs and Debts as at the date of this Deed to any third party in any part of the world;

4.1.3	the Bulbs and Debts are and will remain free from any other third party security interest, option, mortgage, charge or lien;

4.2 The Assignor acknowledges that the Assignee has entered into this Deed in reliance upon the Warranties and the Warranties shall continue to subsist despite the completion of this Deed.

5.	FURTHER ASSURANCE

5.1
The Assignor shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the Assignee may from time to time reasonably require (at the expense of the Assignee) in order to give the Assignee the full benefit of this Deed and the Bulbs and Debts,

5.2
The Assignor hereby irrevocably appoints the Assignee as its attorney to execute and do any such instrument or thing, and generally to use its name, for the purpose of giving the Assignee or its nominee the benefit of this Deed.  The Assignor acknowledges in favour of a third party that a certificate in writing signed by any Director of the Assignee that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

5.3
The Assignor shall not knowingly do or permit to be done (whether directly or through any third party) any act or omit to do any act which might imperil, jeopardise or prejudice any of the rights of the Assignee in the Bulbs and Debts or which might invalidate or be prejudicial to the Assignee.

6.	ANNOUNCEMENTS

None of the parties will make any announcement (other than any announcement required by law) with respect to this Deed without the prior written consent of the other.

7.	COSTS AND STAMP DUTY

7.1	Each of the parties shall pay it’s own costs of and incidental to the negotiation, preparation and implementation of this Deed and all documents ancillary to it.

8.	PARTIAL INVALIDITY

8.1
If at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction will in any way be affected or impaired.

9.	TRANSFERS AND SALE

9.1	The Assignee may without restriction assign, transfer or declare a trust in respect of the whole or any part of its rights and obligations under or in respect of this Deed.

9.2
The Assignor may not assign or transfer any of its rights and obligations under or in respect of this Deed or enter into any transaction, which would result in any of those rights and obligations passing to another person.

9.3
The Assignee may disclose to any person related to the Assignee and/or any person to whom it is proposing to assign, transfer or declare a trust in respect of the whole or any part of its rights and obligations under or in respect of this Deed or has already done so, any information about the Assignor and any person connected or associated with the Assignor.

10.	THIRD PARTY RIGHTS

10.1
Save as permitted in this Deed, a person who is not a Party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed. This Clause 10 does not affect any right or remedy of any person, which exists or is available otherwise than pursuant to that Act.

11.	ENTIRE AGREEMENT AND VARIATION

11.1
This Deed sets out the entire agreement and understanding between the parties relating to the assignment of the benefit of the Debts.  No party has entered into this Deed in reliance upon any representation; warranty or undertaking not set out or referred to in this Deed.

11.2	No variation of this Deed shall be effective unless made in writing and signed by or on behalf of each of the parties.

12.	COUNTERPARTS

12.1
This Deed may be executed in any number of counterparts by the different parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument

13.	NOTICES

13.1
Any notice, request, instructions or other document required or permitted to be given under this Deed shall be in writing delivered personally or sent by prepaid recorded delivery post (airmail if overseas) or by fax to the party due to receive such notice at the address provided at the start of this Deed or such other address as notified by that party to the other.

13.2
Any notice delivered personally shall be deemed to be received when delivered.  Any notice sent by prepaid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received forty eight hours after posting (six days if sent by airmail) and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted.

13.3	Notice sent by email or fax shall be deemed to have been received upon receipt by the sender of the correct email or transmission report

14.	GOVERNING LAW AND JURISDICTION

14.1	This Agreement shall be governed by and construed in accordance with the law of England and Wales.

14.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

Executed as a deed and delivered the day and year first before written.

IMPORTANT NOTICE

1 By entering into this Assignment you are legally transferring all your interest in the Bulbs and Debts, which are the subject of this Deed.
2 You should sign this Assignment only if you want to be legally bound by its terms.

Declaration on behalf of the Assignor:

We confirm that before we signed this deed of Assignment and in relation to its nature, meaning, effect and risks:

1.1	you have recommended to us that we take independent legal advice; and

1.2	we have taken or have had the opportunity to take independent legal advice.

We declare that in deciding to sign this deed of Assignment we have not placed any reliance upon any advice, opinion or representation of the Lender or any representative or agent or advisor of the Lender.

SIGNED (but not delivered until the date hereof) and delivered as a DEED by:
Name (in block capitals)	Vu1 CORPORATION
Acting by: Signature:	William B. Smith /s/ William B. Smith Director
in the presence of:
Witness Signature:	/s/ Theodore Thiro
Name (in block capitals)	THEODORE THIRO
Address:	184 Admiralty Loop
Staten Island, N.Y. 10309

Occupation:	Financial Advisor

SIGNED (but not delivered until the date hereof) and delivered as a DEED by:
Name (in block capitals)	VENTURE CAPITAL (EUROPE) LIMITED
Acting by: Signature:	Director
in the presence of:
Witness Signature:
Name (in block capitals)
Address:

Occupation: